Av. Afonso Pena, 2770 CJ 201-205 Funcionarios
CEP 30130-007 Belo Horizonte MG Brazil
Telephone +55 31 3222 6286
Facsimile +55 31 3222 6286
Email: belohorizonte@snowdengroup.com
www.snowdengroup.com

Perth, Brisbane, Johannesburg, Vancouver, Calgary, Belo Horizonte, London

28 April 2015
To the Board of Directors of Companhia Siderúrgica Nacional ("CSN")
Cidade de Congonhas, Estado de Minas Gerais, no Logradouro Casa de Pedra,
S/N, CEP 36415-000 área 38 – 3º andar

Ladies and Gentlemen:

Snowden Mining Industry Consultants Pty Ltd. hereby consents to being named as having prepared Casa de Pedra and Engenho mineral reserve estimates in the Annual Report on Form 20-F of Companhia Siderúrgica Nacional ("CSN") for the year ended December 31, 2014 (the "2014 20-F") and CSN's future annual reports on Form 20-F filed from time-to-time with the U.S. Securities and Exchange Commission.

Very truly

Fabiano Araújo
Latin America General Manager
Snowden Mining Industry Consultants Inc.

Email: fabiano.araujo@snowdengroup.com
Phone: +55 31 3222 6286